CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2026, relating to the financial statements and financial highlights of Inspire Global Hope ETF, Inspire Small/Mid Cap ETF, Inspire Corporate Bond ETF, Inspire 100 ETF, Inspire International ETF, Inspire Capital Appreciation ETF (formerly known as Inspire Tactical Balanced ETF), Inspire Growth ETF (formerly known as Inspire Momentum ETF), Inspire Fidelis Multi Factor ETF, and Inspire 500 ETF, each a series of Northern Lights Fund Trust IV, which are included in Form N-CSR for the year ended November 30, 2025, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

March 25, 2026